UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
On October 1, 2012, Demand Media, Inc. (the “Company”) entered into (a) an Amended and Restated Employment Agreement with Mel Tang, Chief Financial Officer of the Company (the “Tang Agreement”) and (b) an Employment Agreement with Michael Blend, President and Chief Operating Officer of the Company (the “Blend Agreement” and, together with the Tang Agreement, the “Agreements”). Each Agreement is effective as of August 16, 2012 and expires on August 16, 2015, unless earlier terminated. The term of the Tang Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Tang gives written notice of termination at least 90 days prior to the end of the applicable term.
The Tang Agreement and the Blend Agreement provide for annual base salaries of $310,000 and $368,000, respectively, subject to increase at the discretion of the compensation committee. The Agreements also provide each executive the opportunity to earn a 2012 annual bonus targeted at an amount equal to (a) with respect to Mr. Tang, the sum of (i) 50% of Mr. Tang's base salary paid in 2012 prior to the effective date of the Tang Agreement, and (ii) 63% of Mr. Tang's base salary paid in 2012 on and following the effective date of the Agreement, and (b) with respect to Mr. Blend, the sum of (i) 40% of Mr. Blend's base salary paid in 2012 prior to the effective date of the Tang Agreement, and (ii) 73% of Mr. Blend's base salary paid in 2012 on and following the effective date of the Agreement. In addition, beginning with fiscal year 2013, Messrs. Tang and Blend will be eligible to receive an annual discretionary cash performance bonus targeted at 63% and 73%, respectively, of the executive's base salary, based on the achievement of individual and Company-based performance criteria established by the Company's board of directors or compensation committee. Messrs. Tang and Blend also are entitled under the Agreements to participate in customary health, welfare and fringe benefit plans. The Agreements also contain a customary non-solicitation provision.
In connection with entering into the Agreements, Messrs. Tang and Blend will each be granted a restricted stock unit award covering 78,000 and 95,000 shares, respectively, of our common stock (the “RSU Awards”). The RSU Awards will be granted on the date on which annual equity awards are granted generally to the Company's senior executives, but in no event later than May 15, 2013, subject to the executive's continued employment through the grant date. The RSU Awards will each vest (a) with respect to 1/16th of the RSU Award on May 15, 2013 and (b) with respect to an additional 1/16th of the RSU Award on each three-month anniversary thereof, subject to the executive's continued employment through the applicable vesting date.
If the Company experiences a “change in control” (as defined in the Company's 2010 Incentive Award Plan) and the RSU Award has not been granted prior to the consummation of the change in control, the RSU Award will be granted immediately prior to the change in control.
If either Mr. Tang's or Mr. Blend's employment is terminated by the Company without “cause,” by the executive for “good reason” or by reason of the executive's death or “disability” (each, as defined in the Agreements), in any case, either (a) within ninety days prior to, on or within one year following a change in control of the Company or (b) outside the context of a change in control, then, in addition to accrued amounts, the executive will be entitled to receive the following benefits:
•continuation payments totaling 0.75 times (or, in connection with a change in control, one (1x) times) the executive's annual base salary then in effect, payable over the 9-month period following the termination of employment (or, in connection with a change in control, as a lump-sum payment);
•lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company's senior executives generally for such year;
•a lump-sum payment in an amount equal to (a) if the qualifying termination occurs outside the change in control context, a pro-rata portion of the executive's target bonus for the year in which the termination occurs (determined based on actual Company performance against applicable performance goals during such year), payable on the date on which annual bonuses are paid to the Company's senior executives generally for such year, or (b) if the qualifying termination occurs in connection with a change in control, in an amount equal to the annual bonus earned by the Executive for the prior calendar year;

•Company-subsidized healthcare continuation coverage for the executive and his or her dependents for up to twelve months after the termination date;
•if the RSU Award has not been granted prior to the termination, the RSU Award will be granted immediately prior to the termination; and
•(a) upon a qualifying termination outside the change in control context, accelerated vesting of all outstanding equity awards held by the executive on the termination date (including the RSU Award), with respect to such number of shares underlying each equity award that would have vested over the one-year period immediately following the termination date had the equity award continued to vest in accordance with its terms or (b) upon a qualifying termination in connection with a change in control, full accelerated vesting of all outstanding equity awards held by the executive on the termination date (including the RSU Award).
Each executive's right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to the executive's delivery of an effective general release of claims in favor of the Company.
Amendment to Hilliard Consulting Agreement
On October 2, 2012, the Company entered into a First Amendment to Consulting Agreement with Charles Hilliard (the "Amendment"). The Amendment amends the original Consulting Agreement entered into on June 14, 2012, to provide for equity compensation in the form of an annual award of 7,500 restricted stock units vesting in 4 quarterly installments over 1 year instead of 15,000 non-qualified stock options vesting in 4 quarterly installments over 1 year. No other terms of the original Consulting Agreement were amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2012	DEMAND MEDIA, INC.
	By:	/s/ Matthew Polesetsky
Matthew Polesetsky
Executive Vice President, General Counsel and Secretary